UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 8, 2014	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road Pine Mountain, GA 31822
(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, Parks America, Inc. (the “Company”) is party to a lawsuit in the District Court in Clark County, Nevada styled Parks! America, Inc. v. Eastland et al”, Case No. 09-A-599668 (the “Lawsuit”).  The Company commenced the Lawsuit in September 2009 against a group led by Larry Eastland, a former officer and director of the Company and in 2012 the Company amended its complaint to, among other things, join as defendants Stanley Harper and Computer Contact Service, Inc. (an entity controlled by Mr. Harper) (together the “CCS Defendants”) for breaches of contract and fiduciary duty with regards to the Company’s purchase and its subsequent re-conveyance of its former subsidiary TempSERV.

The Court granted summary judgment in favor of the CCS defendants. On October 8, 2014 the Court ordered the Company to pay approximately $300,000 in costs and attorney’s fees. The Company intends to appeal the summary judgment and the award of costs, however the Company cannot predict the ultimate outcome of such appeal. The Company’s management is currently evaluating the impact this order will have on its financial condition.

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Shell Company Transaction.

Not applicable.

(d)

Exhibits.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014

PARKS! AMERICA, INC.

By:

/s/ Dale Van Voorhis

Name: Dale Van Voorhis

Title: Chief Executive Officer and

Chairman of the Board

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